Exhibit 10.32

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

COMMON STOCK PURCHASE OPTION

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

Option Shares: _____	Date: May 1, 2015

THIS COMMON STOCK PURCHASE OPTION (the “Option”) certifies that, for value received, ____________________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date on which the Holder satisfies the performance conditions set forth in Section 1(c), (the “Initial Exercise Date”) and on or prior to the close of business on April 30, 2020 (the “Termination Date”) but not thereafter, to subscribe for and purchase from FIRST CHOICE HEALTHCARE SOLUTIONS, INC., a Delaware corporation (the “Company”), up to ______ shares (as subject to adjustment hereunder, the “Option Shares”) of Common Stock. The purchase price of one share of Common Stock under this Option shall be equal to the Exercise Price, as defined in Section 1(b).

Section 1.               Exercise.

(a)           Exercise of Option. Exercise of the purchase rights represented by this Option may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise in the form annexed hereto and within three (3) Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Option to the Company until the Holder has purchased all of the Option Shares available hereunder and the Option has been exercised in full, in which case, the Holder shall surrender this Option to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Option resulting in purchases of a portion of the total number of Option Shares available hereunder shall have the effect of lowering the outstanding number of Option Shares purchasable hereunder in an amount equal to the applicable number of Option Shares purchased. The Holder and the Company shall maintain records showing the number of Option Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder, by acceptance of this Option, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Option Shares hereunder, the number of Option Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b)           Exercise Price. The exercise price per share of the Common Stock under this Option shall be $1.35, subject to adjustment hereunder (the “Exercise Price”).

(c)           Performance Conditions. Prior to the exercise of the purchase rights represented by this Option, each of the following conditions must be satisfied:

(i)             The Holder is employed by Brevard Orthopaedic, Spine & Pain Clinic, Inc. (“BOSPC “);

(ii)            The Operation And Control Agreement between First Choice Medical Group Of Brevard LLC (“FCMG”) and BOSPC dated as of the date hereof has not been terminated for any reason whatsoever;

(iii)           The Holder has executed an employment agreement with FCMG; and

(iv)           The Shareholders of BOSPC have executed an asset purchase agreement with the Company and/or its affiliates.

(d)           Restrictive Conditions. The sale of the shares issuable upon exercise of this Option shall be limited to not exceed in any thirty (30) day period the lesser of (i) twenty (20%) percent of the aggregate trading volume for the previous twenty (20) trading days, and (ii) an aggregate of ten (10%) percent of the Option Shares.

(e)           Mechanics of Exercise.

(i)             Delivery of Option Shares Upon Exercise. Option Shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Option Shares to or resale of the Option Shares by the Holder or (B) the shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is five (5) Trading Days after the delivery to the Company of the Notice of Exercise (such date, the “Option Share Delivery Date”). The Option Shares shall be deemed to have been issued, and the Holder shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Option has been exercised, with payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 1(c)(vi) prior to the issuance of such shares, having been paid. If the Company fails for any reason to deliver to the Holder the Option Shares subject to a Notice of Exercise by the Option Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Option Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the tenth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Option Share Delivery Date until such Option Shares are delivered or Holder rescinds such exercise.

(ii)            Delivery of New Options Upon Exercise. If this Option shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Option certificate, at the time of delivery of the Option Shares, deliver to the Holder a new Option evidencing the rights of the Holder to purchase the unpurchased Option Shares called for by this Option, which new Option shall in all other respects be identical with this Option.

(iii)           Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Option Shares pursuant to Section 1(c)(i) by the Option Share Delivery Date, then the Holder will have the right to rescind such exercise.

(iv)          Compensation for Buy-In on Failure to Timely Deliver Option Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Option Shares pursuant to an exercise on or before the Option Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Option Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Option Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Option and equivalent number of Option Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Option as required pursuant to the terms hereof.

(v)            No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Option. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(vi)           Charges, Taxes and Expenses. Issuance of Option Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of Option Shares, all of which taxes and expenses shall be paid by the Company, and such Option Shares shall be issued in the name of the Holder. The Company shall pay all Transfer Agent fees required for processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for electronic delivery of the Option Shares.

(vii)          Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Option, pursuant to the terms hereof.

(f)            Termination.

(i)             In the event the employment of the Holder shall be terminated for any reason whatsoever by the Company (subsequent to the conditions of Section 1(c) being satisfied), this Option may be exercised by the Holder at any time within three (3) months after such date. The Options hall not be affected (a) by any change of duties or position so long as the Holder continues to be an employee of the Company or (b) by any temporary leave of absence that does not sever the employment relationship, which leave of absence is approved by the Company.

(ii)            If the Holder shall die while entitled to the exercise of this Option (all of the conditions of Section 1(c) having been satisfied), this Option may be exercised by the legatee or legatees of this Option under the Holder’s Will or the personal representative or distributees of the Holder at any time within one (1) year after the date of the Holder’s death.

Section 2.               Certain Adjustments.

(a)           Stock Dividends and Splits. If the Company, at any time while this Option is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Option), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Option shall be proportionately adjusted such that the aggregate Exercise Price of this Option shall remain unchanged. Any adjustment made pursuant to this Section 2(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)           Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 2(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, options, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Option immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase.

(c)           Pro Rata Distributions. During such time as this Option is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Option, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Option (without regard to any limitations on exercise hereof) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

(d)           Fundamental Transaction. If, at any time while this Option is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Option, the Holder shall have the right to receive, for each Option Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 1(e) on the exercise of this Option), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Option is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 1(e) on the exercise of this Option).

For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Option following such Fundamental Transaction. Notwithstanding anything to the contrary, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase this Option from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Option on the date of the consummation of such Fundamental Transaction. “Black Scholes Value” means the value of this Option based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Option and the other Transaction Documents in accordance with the provisions of this Section 2(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Option a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Option which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Option (without regard to any limitations on the exercise of this Option) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Option immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder.

Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Option and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Option and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

(e)           Calculations. All calculations under this Section 2 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 2, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(f)            Notice to Holder.

(i)             Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 2, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Option Shares and setting forth a brief statement of the facts requiring such adjustment.

(ii)            Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or options to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Option Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or options, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or options are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Option during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 3.               Transfer of Option.

(a)           Transferability. This Option shall not be transferable by the Holder otherwise than by Will or the laws of descent and distribution, and this Option may be exercised during the Holder’s lifetime only by the Holder. This Option may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Option contrary to the provisions hereof and the levy of any attachment or similar process upon this Option shall be null and void and without effect.

(b)           New Options. This Option may be divided or combined with other Options upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the denominations in which new Options are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Option or Options in exchange for the Option or Options to be divided or combined in accordance with such notice. All Options issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Option except as to the number of Option Shares issuable pursuant thereto.

(c)           Option Register. The Company shall register this Option, upon records to be maintained by the Company for that purpose (the “Option Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Option as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(d)           Representation by the Holder. The Holder, by the acceptance hereof, represents and options that it is acquiring this Option and, upon any exercise hereof, will acquire the Option Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Option Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 4.               Miscellaneous.

(a)           No Rights as Stockholder Until Exercise. This Option does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof except as expressly set forth in Section 2.

(b)           Loss, Theft, Destruction or Mutilation of Option. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Option or any stock certificate relating to the Option Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Option, shall not include the posting of any bond), and upon surrender and cancellation of such Option or stock certificate, if mutilated, the Company will make and deliver a new Option or stock certificate of like tenor and dated as of such cancellation, in lieu of such Option or stock certificate.

(c)           Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

(d)           Authorized Shares. The Company covenants that, during the period the Option is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Option Shares upon the exercise of any purchase rights under this Option. The Company further covenants that its issuance of this Option shall constitute full authority to its officers who are charged with the duty of issuing the necessary Option Shares upon the exercise of the purchase rights under this Option. The Company will take all such reasonable action as may be necessary to assure that such Option Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Option Shares which may be issued upon the exercise of the purchase rights represented by this Option will, upon exercise of the purchase rights represented by this Option and payment for such Option Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Option, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Option against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Option Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Option Shares upon the exercise of this Option and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Option.

Before taking any action which would result in an adjustment in the number of Option Shares for which this Option is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e)           Restrictions. The Holder acknowledges that the Option Shares acquired upon the exercise of this Option, if not registered.

Holder will have restrictions upon resale imposed by state and federal securities laws.

(f)            Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Option, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(g)           Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

(h)           Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Option to purchase Option Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(i)            Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Option. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Option and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(j)            Successors and Assigns. Subject to applicable securities laws, this Option and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Option are intended to be for the benefit of any Holder from time to time of this Option and shall be enforceable by the Holder or holder of Option Shares.

(k)           Amendment. This Option may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(l)            Severability. Wherever possible, each provision of this Option shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Option shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Option.

(m)          Headings. The headings used in this Option are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Option.

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(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Option to be executed by its officer thereunto duly authorized as of the date first above indicated.

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

By:
Name:
Title:

EXHIBIT A

NOTICE OF EXERCISE

To: [_______________________

(1) The undersigned hereby elects to purchase ________ Option Shares of the Company pursuant to the terms of the attached Option (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] if permitted the cancellation of such number of Option Shares as is necessary, in accordance with the formula set forth in subsection 1(c), to exercise this Option with respect to the maximum number of Option Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 1(c).

(3) Please issue said Option Shares in the name of the undersigned.

The Option Shares shall be delivered to the following DWAC Account Number, if available:

[SIGNATURE OF HOLDER]

Name of Investing Entity: _______________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: _______________________________________________________________________________________